UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant  to  Section  13  OR  15(d)  of  the  Securities  Exchange  Act of 1934

Date of Report (Date of earliest reported) June 6, 2005

INTERNATIONAL SPORTS AND MEDIA GROUP, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-27487 (Commission File Number)	88-0350156 (IRS Employer Identification No.)

11301 Olympic Boulevard, Suite 680, Los Angeles, CA (Address of principal executive offices)	90064 (Zip Code)

Registrant's telephone number, including area code: (310) 445-2599

____________________________________________ (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously  satisfy the filing obligation of the registrant under any of the following  provisions  (see  General  Instructions  A.2  below):

[ ]  Written  communications  pursuant to Rule 425 under the Securities Act  (17CFR  230.425)

[ ]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17  CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act  (17  CFR  240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.01. Completion of Acquisition or Disposition of Assets

On June 6, 2005, the company and its wholly owned subsidiary, Pan American Relations, Inc., entered into an Agreement and Plan of Reorganization and Corporation Separation whereby Pan American will be spun off from the company by shares issued to the company shareholders at a ratio of 1 share for each 100 shares of the company then outstanding. The agreement is attached as Exhibit 10.1 hereto.

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On or about June 30, 2005, the Pan American shares were distributed to company shareholders.

ITEM 8.01 Other Events

On May 17, 2005, the board of directors resolved to spin-off its privately-held subsidiary, Pan American Relations, Inc., a California corporation in the form of a stock dividend payable in a ratio of 1 share for each 100 shares of the company then outstanding. The record date for the distribution is June 6, 2005. The distribution date for this dividend was June 30, 2005.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 10.1 Agreement and Plan of Reorganization and Corporation Separation

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  authorized.

Date: July 6,  2005

/s/ Yan K. Skwara Yan K. Skwara President

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Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

AND CORPORATION SEPARATION

AGREEMENT made this 6th day of June, 2005 by and between INTERNATIONAL SPORTS & MEDIA GROUP, INC. ( “INTERNATIONAL “ ), a Nevada corporation, and PAN AMERICAN RELATIONS, INC. ( “PAN AMERICAN” ) , a California corporation.

WHEREAS, INTERNATIONAL owns all of the stock of PAN AMERICAN.; and

WHEREAS, subject to the pending change in direction of INTERNATIONAL, it is the desire of INTERNATIONAL to separate the business of PAN AMERICAN from the business of INTERNATIONAL;

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.

Transfer of Properties and Assumption of Liabilities.

(a)

INTERNATIONAL will sell, assign, transfer and deliver to PAN AMERICAN all of the properties, assets, goodwill and business of every kind and description, both real and personal, tangible and intangible applicable to PAN AMERICAN.

(b)

PAN AMERICAN agrees to pay, perform, or discharge all debts, liabilities, contracts and obligations of PAN AMERICAN, whether accrues, contingent, or otherwise, as set forth in the financial statements PAN AMERICAN.

2.

Distribution of Controlled Stock.  INTERNATIONAL will distribute its stock in PAN AMERICAN, to the holders of INTERNATIONAL common stock.  Each such shareholder will receive .01 share of PAN AMERICAN’s common stock for each one share of INTERNATIONAL common stock held.

3.

Closing.  The closing shall take place at INTERNATIONAL’s office  on or before June 30, 2005.

4.

Miscellaneous.

(a)

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or enforceable the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(b)

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any other obligation or act.

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(c)

This Agreement shall be binding upon and shall insure to the benefit of the permitted successors and assigns of the parties hereto.

(d)

This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein.  The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

(e)

The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provisions hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

(f)

Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  Unless otherwise indicated, all references to paragraphs are to this Agreement.  In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

(g)

This Agreement may be executed in one or more counterparts, each of which shall be original and all of which taken together shall constitute one instrument.

(h)

The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

June 6, 2005	INTERNATIONAL SPORTS & MEDIA GROUP, INC. /s/ Gordon F. Lee Gordon F. Lee, CEO

June 6, 2005	PAN AMERICAN RELATIONS, INC. /s/ Yan K. Skwara Yan K. Skwara, President

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